UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2008

CHINA RUNJI CEMENT INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51755
(Commission File Number)

98-0533824
(I.R.S. Employer Identification No.)

Xian Zhong Town, Han Shan County
Chao Hu City, Anhui Province
People’s Republic of China
(Address of principal executive offices, including zip code.)

0086-565-4219871
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Runji Cement Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2008, the Registrant announced the appointment of Xiangfei ZENG as the Chief Financial Officer of the Registrant, to succeed Yichun Jiang in that position.

Ms. ZENG, aged 38, has over 15 years' experience in corporate finance, financial control and accounting management. Before joining CRJI, Ms. Zeng was the financial controller of China World Trade Corporation (OTCBB: CWTD) beginning in November 2004. From 2002 to 2004, Ms. Zeng was the CFO of Fenet Software Co., Ltd. From 1999 to 2002, she was the financial analysis manager in the China center of Zhuhai Oplink Communication Inc. (NASDAQ: OPLK). Mr. Zeng worked as accountant and financial manager in a Chinese listing company listed on Shenzhen Stock Exchange from 1993 to 1999. Ms. Zeng is a China certified accountant and familiar with both China GAAP and US GAAP. She acquired an Economics Bachelor Degree in Sun Yat-Sen University in 1993.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Ms. Zeng had or will have a direct or indirect material interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Runji Cement Inc.

Date: May 2, 2008	By: /s/ Shouren Zhao
Shouren Zhao
Chairman and Chief Executive Officer